As filed with the United States Securities and Exchange Commission on October 3, 2007
Registration No. 333-139371

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CONTINUCARE CORPORATION
(Exact name of registrant as specified in its charter)

Florida	59-2716023

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
(305) 500-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Richard C. Pfenniger, Jr.
Chairman and Chief Executive Officer
Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
(305) 500-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael I. Keyes, Esq.
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
(305) 789-3200
     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     Continucare Corporation (the “Company”) previously registered the offer and sale from time to time of up to 3,000,000 shares of its common stock by the Selling Shareholders pursuant to a Registration Statement on Form S-3 (File No. 333-139371) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2006. The Registration Statement was declared effective by the Commission on February 1, 2007. In accordance with the undertaking contained in the Registration Statement, pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all of the shares that remain unsold under the Registration Statement as of the effectiveness of this Post-Effective Amendment No. 1. We are seeking to deregister these securities because our obligation to maintain the effectiveness of the Registration Statement pursuant to a registration rights agreement has expired.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on the 3rd day of October, 2007.

CONTINUCARE CORPORATION
By:	/s/ Richard C. Pfenniger, Jr.
Richard C. Pfenniger, Jr.
Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard C. Pfenniger, Jr. Richard C. Pfenniger, Jr.	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	October 3, 2007

/s/ Fernando L. Fernandez Fernando L. Fernandez	Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	October 3, 2007

* Luis Cruz, M.D.	Vice Chairman of the Board and Director	October 3, 2007

* Robert J. Cresci	Director	October 3, 2007

* Phillip Frost, M.D.	Director	October 3, 2007

* Neil Flanzraich	Director	October 3, 2007

* Jacob Nudel, M.D	Director	October 3, 2007

* A. Marvin Strait	Director	October 3, 2007
* /s/ Richard C. Pfenniger, Jr. Richard C. Pfenniger, Jr., Attorney-in-fact